Exhibit 99.9

1706, One Exchange Square,

8 Connaught Place, Hong Kong

Tel: 852 2191 7566

Fax: 852 2191 7995

www.frost.com

July 13, 2022

Junee Limited

Studio 20, 11 F, International Plaza, 20 Sheung Yuet Road,

Kowloon Bay, Kowloon, Hong Kong

Re: Consent of Frost & Sullivan Limited

Ladies and Gentlemen,

We understand that Junee Limited (the “Company”) intends to file a Registration Statement on Form F-1 (together with any amendments or supplements thereto, the “Registration Statement”) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our information sheet and amendments thereto, including but not limited to the information sheet titled “Frost & Sullivan Industry Information Sheet” (the “Industry Information Sheet”), and any subsequent amendments to the Industry Information Sheet, as well as the citation of our information sheet and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan Limited

/s/
Name: [*]
Title: [*]